UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025 (June 15, 2025)

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2024, Ryvyl, Inc., a Nevada corporation (the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) whereby the Placement Agent agreed to act, on a reasonable best efforts” basis, as placement agent in connection with the Company’s registered public offering (the “Offering”) of 8,135,000 common units (the “Common Units”), each Common Unit containing one share (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and one common warrant (the “Common Warrants”, and the shares to be issued upon exercise of the Common Warrants, the “Common Warrant Shares”) to purchase one share of Common Stock, and 7,249,615 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit containing one pre-funded warrant (the “Pre-Funded Warrants”, and the shares to be issued upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) to purchase one share of Common Stock, and one Common Warrant (the Common Units, Pre-Funded Units, Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, the Common Warrants, and the Common Warrant Shares, collectively, the “Securities”). The Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers in the Offering, and a warrant agency agreement (the “Warrant Agency Agreement”) with VStock Transfer LLC as the warrant agent in connection with the Offering.

Under the terms of the Offering, the Company agreed to sell each Common Unit in the Offering at a public offering price of $0.39 per Common Unit, and each Pre-Funded Unit in the Offering at a public offering price of $0.389 per Pre-Funded Unit. The Shares and Pre-Funded Warrants, and the accompanying Common Warrants, could only be purchased together in the Offering but were immediately separable upon issuance.

The Pre-Funded Warrants are exercisable immediately upon issuance, will expire when exercised in full, and are exercisable for one share of Common Stock at an exercise price of $0.001 per share (subject to adjustment). The Common Warrants are exercisable immediately upon issuance and have an initial exercise price of $0.39 per share (subject to adjustment), and will expire five years from the date of issuance.

In addition to standard price adjustment provisions, upon issuance of Common Stock or Common Stock equivalents at a price per share that is less than the then-current exercise price of the Common Warrant, subject to certain exceptions, the exercise price of the Common Warrant will be reduced to such lower price, subject to a floor price of $0.13, as set forth in the Common Warrant. Additionally, if at any time on or after the Common Warrant initial exercise date there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving our common stock (each, a “Share Combination Event”) and the average VWAP during the five (5) consecutive trading days immediately following the Share Combination Event is less than the exercise price then in effect, then the exercise price then in effect shall be reduced to such lower price, subject to the $0.13 floor price set forth in the Common Warrant.

The Common Warrants and Pre-Funded Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock.

The Offering closed on July 16, 2025. The securities were registered pursuant to the registration statement on Form S-1 (File No. 333- 284986), which was initially filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2025, as amended, and which the Commission declared effective on July 14, 2025.

As compensation for services rendered by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent an aggregate cash fee of 7.0% of the gross proceeds of the Offering at closing (or 3.5% with respect to any investors in this Offering introduced by the Company), as well as $100,000.00 for the reimbursement of certain of the Placement Agent’s expenses.

The Company received gross proceeds from the Offering of approximately $6.0 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company. The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Common Warrants), were approximately $5.3 million. The Company intends to use the net proceeds from the Offering to pay the premium of its directors and officers liability policy and the remainder will be used for working capital and general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiary’s) securities for a period of forty-five (45) days from the closing of the Offering, subject to certain exceptions. Additionally, in connection with the Offering, each of the officers, directors, and holders of 5% or more of our outstanding shares of common stock, who are affiliates of our officers or directors, of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

The Placement Agency Agreement and Securities Purchase Agreement contain customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The foregoing summaries of the terms of the Common Warrants, the Pre-Funded Warrants, the Warrant Agency Agreement, the Securities Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On July 15, 2025, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

This Current Report, including exhibits attached herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words, including statements regarding the Company’s ability to regain compliance with the minimum stockholders’ equity requirement and the Company’s intention to submit a plan to Nasdaq to regain compliance with the minimum stockholders’ equity requirement. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those expressed in or implied by these statements.

There may be events in the future that the Company is not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under risk factors in the Company’s prospectus as relates to this Offering on Form S-1, the Annual Report on Form 10-K for the year ended December 31, 2024 and other filings filed with the SEC (including its Current Reports on Form 8-K and Quarterly Reports on Form 10-Q), including the risk that the Company may not meet the minimum stockholders’ equity requirement in the required timeframe or, in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements, the regulatory environment in which the Company operates, rapid changes in technology and in the Company’s industry, turmoil in the banking sector with respect to payment-processing and digital asset management, strategic growth opportunities and initiatives, and the Company’s proprietary technology. These statements are also subject to any damages the Company may suffer as a result of previously announced litigation or action of any governmental agencies. Forward-looking statements speak only as of the date they are made. The Company does not assume any obligation to update forward-looking statements as circumstances change. The Company gives no assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
4.1*	Form of Common Warrant
4.2*	Form of Pre-Funded Warrant
4.3*	Warrant Agency Agreement, dated as of July 16, 2025
10.1*	Form of Securities Purchase Agreement
10.2*	Placement Agency Agreement, dated as of July 15, 2025
99.1*	Press Release, dated as of July 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

3